CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 20, 2002, in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2 No. 333-100918) of Neuberger Berman California Intermediate Municipal Fund Inc.


                                                     ERNST & YOUNG LLP

Boston, Massachusetts
December 6, 2002